UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2016

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4553 Glencoe Avenue, Los Angeles, California 90292

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement.

Shareco Investment Agreement

On November 8, 2016, Global Eagle Entertainment Inc. (“we” or the “Company”) entered into an Investment Agreement (the “Shareco Investment Agreement”) with Shareco Group of America, Inc. (“Shareco America”) and, for limited purposes set forth therein, HNA Group Co., Ltd. (“HNA Group”), Beijing Shareco Technologies Co., Ltd. (“Shareco China”) and, upon entering into a joinder to the Shareco Investment Agreement, Bluefocus (Beijing) Investment Management Co., Ltd. (“Bluefocus”).  Pursuant to the Shareco Investment Agreement, and subject to the terms and conditions set forth therein, Shareco America will purchase shares of the Company’s common stock for $11.00 per share that will result in Shareco America owning 9.9% of the Company’s issued and outstanding common stock (the “Shareco Initial Investment”).  The Company will use the proceeds of the Shareco Initial Investment for its general corporate purposes.  We expect the Shareco Initial Investment to close, subject to customary closing conditions described below, during the first half of 2017.

Closing Conditions

The closing of the transactions contemplated by the Shareco Investment Agreement is subject to the satisfaction or waiver of customary conditions of the respective parties, including, among others: (a) the accuracy at closing of the parties’ representations and warranties set forth in the Shareco Investment Agreement and the parties’ compliance with their covenant obligations therein; (b) the expiration or early termination of the waiting period pursuant to the Hart-Scott-Rodino antitrust regulations in the United States; and (c) the receipt of approvals from the Committee on Foreign Investment in the United States (“CFIUS”) under Section 721 of the Defense Production Act of 1950, as amended, and the Defense Security Service of the U.S. Department of Defense (“DSS”), as described in the following paragraph.

The parties have agreed to submit a joint voluntary notice to CFIUS and to use reasonable best efforts to prepare and submit to DSS—which is the agency with authority over facility security clearances held by a subsidiary of the Company—a foreign ownership, control and influence mitigation plan to address any national security concerns of the United States.  The closing of the Shareco Initial Investment is subject to receipt of the CFIUS and DSS approvals, without CFIUS or DSS having notified either party that the approval of the Stage 2 Transactions (as defined below under “Stage 2 Letter Agreement”) is (i) unlikely to be obtained regardless of any actions the parties take or offer to take or (ii) will or will likely require any of the parties to take an action in connection therewith that the Shareco Investment Agreement does not require such party to take.

Representations and Warranties

Each of Shareco America and the Company made representations and warranties under the Shareco Investment Agreement that are customary for transactions of this nature.  The representations and warranties generally survive for 12 months after the closing.

Termination

The parties have customary rights to terminate the Shareco Investment Agreement, including if its closing has not occurred on or prior to April 10, 2017.  This outside termination date may be extended by either party in specified circumstances set forth in the Shareco Investment Agreement to no later than July 10, 2017.

No later November 30, 2016, Shareco America must fund $10 million into a third party escrow account.  If the Company terminates the Shareco Investment Agreement due to Shareco America’s breach of the Shareco Investment Agreement or Shareco America’s failure to obtain Shareco China’s shareholder approval (which Shareco China must obtain to consummate the Shareco Initial Investment) prior to April 10, 2017, then the escrow funds will be released to the Company.

Board Observer

After the closing of the Shareco Initial Investment, Shareco America will have the right to designate one non-voting observer to the Company’s board of directors (the “Board”).  The observer will have the right to attend each meeting of the Board and to receive all materials provided to the Board, in each case subject to customary exceptions.  The initial observer will be Jason Sun, who is the Chairman of Shareco China.  The right to designate an observer generally will terminate if Shareco America and its affiliates collectively cease to beneficially own at least 9.0% of the issued and outstanding shares of the Company’s common stock (the “Minimum Ownership Threshold”).

Transfer Restrictions

From and after the closing of the Shareco Initial Investment and ending on the earliest of (a) 12 months following the closing, (b) the effective date of the consummation of a “change in control” (as defined in the Shareco Investment Agreement) of the Company and (c) if the parties execute a definitive investment agreement with respect to the Stage 2 Transactions, upon termination of such agreement as a result of the failure of the transactions contemplated thereby to be consummated on or prior to the “outside date” identified therein (the “Transfer Restricted Period”), Shareco America and its affiliates may not transfer any of their shares of the Company’s common stock, subject to specified exceptions.  During the Transfer Restricted Period, Shareco America and its affiliates also may not enter into any hedge, swap, short sale or derivative transactions in respect of their shares of the Company’s common stock without the Company’s prior written consent.

Additionally, for so long as Shareco America and its affiliates beneficially own any shares of the Company’s common stock, they will not transfer shares (a) in an aggregate amount equal to five percent or more of the Company’s outstanding common stock to any person or “group” (as such term is defined in Section 13(d)(3) of the Exchange Act), (b) to any person that, at the time of such transfer (prior to giving effect thereto) to their knowledge (after reasonable inquiry) beneficially owns in excess of five percent of the Company’s outstanding common stock or (c) to specified competitors of the Company or to any person that is (to the knowledge of Shareco America) an affiliate of those specified competitors.  The limitations in this paragraph do not apply to any transfer of securities made in an underwritten offering of securities to the public.

Standstill Restrictions

From and after the closing of the Shareco Initial Investment and ending on the earliest of (a) 12 months following the closing, (b) the effective date of a change in control of the Company, (c) if after the commencement of a third party tender/exchange offer, the Board recommends that the Company’s stockholders accept such offer, or takes no position with respect thereto, in each case in a Schedule 14D-9 under the Exchange Act and (d) six months following the date on which Shareco America and its affiliates, collectively cease to beneficially own the Minimum Ownership Threshold, Shareco America and its affiliates are restricted from: (i) making or participating in any “solicitation” of “proxies” to vote or seek to influence voting of securities in a manner inconsistent with the Board’s recommendation to the Company’s stockholders relating thereto, (ii) participating in a “group” with third parties, (iii) acquiring any (x) indebtedness of the Company or (y) any equity securities of the Company that would result in Shareco America and its affiliates beneficially owning in excess of 9.9% of the outstanding shares of the Company’s common stock, (iv) effecting or proposing any extraordinary transaction regarding the Company, (v) calling a meeting of the Company’s stockholders, (vi) publicly disclosing any intention, plan or arrangement inconsistent with these restrictions, (vii) knowingly encouraging, or entering into any discussions or agreements with any third party, in connection with any of the foregoing or (viii) requesting any amendment to these restrictions.  These standstill restrictions are subject to exceptions that include, among others, the right of Shareco America and its affiliates to make private proposals to the Board.

Change-in-Control Transaction Make Whole

Subject to exceptions, if (a) a change in control of the Company  occurs at any time after the closing of the Shareco Initial Investment and prior to the earlier of (i) the termination of the Negotiation Period (as defined below under “Stage 2 Letter Agreement”) with respect to the Stage 2 Transactions and (ii) the execution of a definitive investment agreement with respect to the Stage 2 Transactions, and (b) the fair market value of the per share consideration to be received by Shareco America and its affiliates in the change in control in respect of their outstanding shares of the Company’s common stock is less than $11.00, then Shareco America and such affiliates will have the right to elect to receive for each of their shares, in addition to any consideration to be received in the change in control, a cash payment equal to the excess of (x) $11.00 over (y) such fair market value.

New Shareco Agreements

Between November 8, 2016 and the earliest of (a) the termination of the Shareco Investment Agreement, (b) the entry into a definitive investment agreement with respect to the Stage 2 Transactions and (c) the termination of the Negotiation Period, Shareco America and Shareco China may not enter into, discuss or negotiate, any contract, agreement, commitment, term sheet or similar arrangement (whether or not binding) with any competitor of the Company with respect to the provision of in-flight connectivity systems, subject to an exception for specified arrangements that were in place prior to November 8, 2016. Shareco America and Shareco China also agreed to terminate any non-binding term sheets and similar arrangements that were in place prior to November 8, 2016 if a definitive investment agreement with respect to the Stage 2 Transactions is executed.

Registration Rights Agreement

The Company also agreed to enter into a registration rights agreement with Shareco America at the closing of the Shareco Initial Investment. The registration rights agreement provides that, from and after the end of the Transfer Restricted Period, Shareco America will have customary “demand” and “piggyback” registration rights. The registration rights agreement also will require the Company to pay expenses relating to such registrations and indemnify the registration rights holders against certain liabilities.

Shareco Subscription Agreement for a Contingent Investment

On November 8, 2016, Shareco America and the Company also entered into a Subscription Agreement (the “Shareco Subscription Agreement”) pursuant to which, upon the terms and conditions set forth therein, Shareco America would purchase shares of the Company’s common stock for $11.00 per share that would result in Shareco America owning 4.9% of the Company’s issued and outstanding common stock (the “Shareco Subscription”).  The Shareco Subscription would only be consummated if both of the following conditions are satisfied: (a) the closing of the Shareco Initial Investment does not occur on or prior to April 10, 2017 (or July 10, 2017, if the period to close the Shareco Initial Investment is extended in accordance with the Shareco Investment Agreement) and (b) the Shareco Subscription Agreement has not automatically terminated in accordance with its terms (as described in the paragraph below).

The Shareco Subscription Agreement terminates automatically (a) upon the closing of the Shareco Initial Investment, (b) if a party terminates the Shareco Investment Agreement in connection with specified breaches of the Shareco Investment Agreement by the other party, or upon a change in control of the Company, (c) if a party terminates the Shareco Investment Agreement for a failure to close the Shareco Initial Investment by the applicable date set forth in the paragraph above when the conditions precedent to such closing have otherwise been satisfied (other than the failure to receive the National Security Approvals under the circumstances described therein) or (d) if a party terminates the Shareco Investment Agreement (and the conditions precedent to such closing described therein have otherwise been satisfied) because a governmental authority has enjoined the Shareco Initial Investment as a result of the failure to obtain CFIUS or DSS approval.

Stage 2 Letter Agreement

The parties to the Shareco Investment Agreement (other than Bluefocus) and PAR Investment Partners, L.P. (“PAR”) also entered into a letter agreement (the “Stage 2 Letter Agreement”) pursuant to which such parties agreed to endeavor in good faith during a specified negotiating period to prepare and negotiate definitive agreements generally consistent with a term sheet attached to the Stage 2 Letter Agreement (the “Stage 2 Term Sheet”).  The negotiating period commenced on November 8, 2016 and continues until the earliest of (x) two months following the closing of the Shareco Initial Investment, (y) the termination of the Shareco Investment Agreement prior to such closing and (z) July 8, 2017 (the “Negotiation Period”).

The parties expect that the transactions contemplated by the Stage 2 Term Sheet (the “Stage 2 Transactions”) will consist of the following:

•                  Shareco America will purchase from the Company up to $150 million of shares of the Company’s common stock for $11.00 per share (the “Shareco Subsequent Investment”),

•                  Shareco America will purchase additional shares of the Company’s common stock for $11.00 per share from the Company’s stockholders pursuant to a public tender offer  (the “Tender Offer”) such that, after completion of the Tender Offer and the Shareco Subsequent Investment, Shareco America and its affiliates will own up to 34.9% of the outstanding shares of the Company’s common stock;

•                  PAR will (i) subject to the limitations in the Stage 2 Term Sheet, tender in the Tender Offer its pro rata portion of the maximum number of shares subject to the Tender Offer and, if the Tender Offer is not fully subscribed, tender additional shares such that the maximum number of shares subject to the Tender Offer are tendered, and (ii) vote in favor of the issuance of the Shareco Subsequent Investment and Shareco America’s purchase of Company common stock in the Tender Offer; and

•                  Shareco China and the Company will enter into a joint venture to provide inflight entertainment and connectivity (“IFEC”) in China (the “China JV”) and exclusively service aircraft operated by HNA Group airlines. The HNA Group fleet comprises over 320 aircraft today.

If consummated, the Company will contribute the proceeds of the Shareco Subsequent Investment to the China JV in connection with the China JV’s formation for an ownership stake of up to 49% of the China JV.  Shareco China expects to contribute substantially all of its assets and liabilities to the China JV, including exclusive contractual rights to provide IFEC services to HNA Group airlines.

The completion of the Stage 2 Transactions are subject to the satisfaction of various conditions, which are expected to include applicable antitrust approvals, approvals from CFIUS and DSS and approvals by the Company’s stockholders and Shareco China’s shareholders.

Until the earlier of (a) February 8, 2017 and (b) the termination of the Shareco Investment Agreement prior to the closing of the transactions contemplated therein, subject to exceptions, each of the Company, Shareco America (and its affiliates) and PAR agreed not to solicit any offer or proposal for a change in control of such party (or, in the case of PAR, a change in control of the Company), or for any other transaction that would conflict with or prevent the consummation of the Shareco Initial Investment or the Stage 2 Transactions or any combination of them.

Additionally, PAR agreed not to transfer its shares of the Company’s common stock or any other Company voting securities during the Negotiation Period if such transfer would result in PAR owning less than the maximum number of shares of the Company’s common stock that PAR could be required to sell in the Tender Offer.  PAR and the Company also agreed to amend in certain respects a pre-existing registration rights agreement among the Company, PAR and certain other stockholders of the Company.

Item 3.02 Unregistered Sales of Equity Securities.

We incorporate by reference herein the disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of shares of the Company’s common stock to Shareco America. The Company will not register the initial issuance of such shares under the Securities Act of 1933, as amended (the “Securities Act”), and will instead rely upon exemptions from the Securities Act’s registration requirements as provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The Company will enter into the Shareco America registration rights agreement (as described above) at the closing of the Shareco Initial Investment, pursuant to which it will later register the resale of the Company’s common stock that it will issue to Shareco America at the closing of the Shareco Initial Investment.

Cautionary Note Concerning Forward-Looking Statements

We make forward-looking statements in this Current Report on Form 8-K within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to expectations or forecasts for future events and may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, the expected initial equity investment by Shareco America and the negotiation of definitive documentation relating to potential additional purchases of the Company’s common stock by Shareco America and the potential formation of a joint venture between the Company and Shareco China may be materially different from those expressed or implied by these forward-looking statements.  Some factors that could cause actual results to differ include: (i) the potential termination of the Shareco America investment agreement in accordance with its terms or the inability to complete the initial equity investment by Shareco America due to the failure to satisfy all conditions thereto; (ii) the failure to reach binding definitive agreements between the parties regarding the additional investment in the Company’s shares by Shareco America and/or the formation of the joint venture; (iii) the impact of any changes to the terms of the additional investment in the Company’s shares by Shareco America and/or the joint venture agreed to during the negotiation of such definitive agreements versus those terms contemplated when entering into the Shareco Initial Investment; (iv) the impact of any regulatory reviews regarding the investments in the Company’s shares by Shareco America and/or the joint venture; (v) if definitive documentation with respect to the additional investment in the Company’s shares by Shareco America and/or the joint venture are entered into, the potential termination of such agreements in accordance with their terms or the inability to complete such transactions due to the failure to satisfy all conditions thereto; (vi) uncertainties as to the future operating and financial condition of the joint venture, including the ability of the Company and the China JV to enforce the China JV’s airline exclusivity agreements; (vii) difficulties or unanticipated expenses in connection with forming the joint venture; (viii) the Company’s ability to manage and obtain the benefits of the activities of the joint venture; (ix) the Company’s ability to enforce the terms of the investment, subscription, joint venture and other related agreements in accordance with their terms, including as a result of potential difficulties in obtaining and enforcing legal judgments in foreign jurisdictions, including China; (x) the risk that the joint venture does not perform as planned; (xi) the risk that the potential transactions disrupt any of our current plans and operations, including the potential loss of any existing customer, supplier or other vendor relationships in China and elsewhere, and (xii) the impact of any changes in general economic and market conditions.  Actual results or outcomes also may differ materially from those implied by the forward-looking statements as a result of the impact of a number of other factors, many of which are discussed in more detail in the public reports of the Company filed or to be filed with the Securities and Exchange Commission.

No Existence of a Tender Offer

This Current Report on Form 8-K is not a tender offer to purchase or a solicitation of acceptance of a tender offer.  Any tender offer will be made only pursuant to the terms of any offer to purchase shares of the Company’s common stock if and to the extent that the parties agree to a definitive agreement with respect to additional investments in the Company’s shares by Shareco America that includes a potential tender offer to the Company’s stockholders.  Any such tender offer, if and when made, will be made only in accordance with applicable law. In any jurisdiction where the laws require a tender offer to be made by a licensed broker or dealer, the tender offer, if and when made, will be deemed made on behalf of the purchaser, Global Eagle Entertainment Inc. or one or more registered brokers or dealers under the laws of such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

We incorporate by reference herein the Exhibit Index following the signature page hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

	By:	/s/ Tom Severson
Name: Tom Severson
Title: Chief Financial Officer
Dated: November 14, 2016

EXHIBIT INDEX

Exhibit No.	Description
2.1†

Investment Agreement, dated as of November 8, 2016, by and among the Company and Shareco Group of America, Inc., and for limited purposes set forth therein, HNA Group Co., Ltd., Beijing Shareco Technologies Co., Ltd. and, upon entering into a joinder thereto, Bluefocus (Beijing) Investment Management Co., Ltd.

2.2	Subscription Agreement, dated as of November 8, 2016, by and between the Company and Shareco Group of America, Inc.
2.3††

Stage 2 Letter Agreement, dated as of November 8, 2016, by and among the Company, Shareco Group of America, Inc., HNA Group Co., Ltd., Beijing Shareco Technologies Co., Ltd. and PAR Investment Partners, L.P.

†   We have omitted the disclosure schedules and two exhibits to this Exhibit in accordance with Regulation S-K Item 601(b)(2).  The disclosure schedules contain information that qualifies, modifies and creates exceptions to certain representations and warranties in the Investment Agreement that the parties agreed to for the purpose of allocating risk among them. Therefore, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the complete state of facts or condition of the Company or Shareco America.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Investment Agreement, which subsequent information the Company may or may not fully reflect in its subsequent public disclosures.  One of the omitted exhibits is the Subscription Agreement, which is filed separately as Exhibit 2.2.  The other omitted exhibit is a form of escrow agreement to be entered into by the parties, which we do not believe is material to an investor when making an investment decision. We agree to furnish supplementarily a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

†† We have omitted one exhibit to this Exhibit in accordance with Regulation S-K Item 601(b)(2). The omitted exhibit covers information already addressed in this Current Report on Form 8-K that we do not believe is material to an investor when making an investment decision. We agree to furnish supplementarily a copy of such omitted exhibit to the Securities and Exchange Commission upon its request.